UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2025

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	*

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 17, 2025, Orgenesis Inc. (the “Company”) received a notice that is delinquent in filing its 10-K for the period ending December 31st, 2024 and therefore no longer meets the OTCQX Requirements for Continued Qualification as per Section 2.2 (A)(1)(i) of the OTCQX Rules for U.S. Companies: All required annual, quarterly and other interim reports on EDGAR.

Per Section 4.1 (A) of the OTCQX Rules, the Company has 45 days, or until June 2, 2025 to cure this deficiency. If the Company is unable to cure the deficiency within the timeframe provided, then it will be removed from OTCQX.

The Company has dedicated significant resources to completing the Form 10-K and is working diligently to complete the necessary work to file the 2024 Form 10-K as soon as practicable. The Company and its finance team have been focusing on capital raising and, therefore, requires more time to complete all the work required in order to file the Form 10-K including the completion of the audit of the Company’s financial statements by the Company’s independent auditors for inclusion in the 2024 Form 10-K. There can be no assurance that the Company will file the 10-K on or before June 2, 2025 and remain traded on the OCTQX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: April 22, 2025	By:	/s/ Victor Miller
Victor Miller
Chief Financial Officer,
Treasurer and Secretary